UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2022

INTUITIVE SURGICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30713	77-0416458
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1020 Kifer Road
Sunnyvale, California 94086
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (408) 523-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISRG	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.
On October 24, 2022, pursuant to existing stock repurchase authorizations, Intuitive Surgical, Inc. (the “Company”) entered into an accelerated share repurchase agreement (the “ASR Agreement”) with Citibank, N.A. (the “Dealer”) to repurchase an aggregate of $1 billion of the Company’s shares of common stock (the “ASR”). Under the ASR Agreement, the Company will make an initial payment of $1 billion to the Dealer and will receive an initial delivery of approximately 3.6 million shares of common stock. The exact number of shares that the Company will repurchase under the ASR Agreement will be based generally upon the average daily volume-weighted average price of the shares of common stock during the repurchase period, less a discount and subject to a minimum number of shares of common stock. At settlement, under certain circumstances, the Dealer may be required to deliver additional shares of common stock to the Company or the Company may be required either to deliver shares of common stock or make a cash payment, at its election, to the Dealer. Final settlement of the ASR Agreement is expected to occur during the last week of December 2022 but may be accelerated by the Dealer in certain circumstances.
The ASR Agreement contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to their scheduled maturities, and various acknowledgments, representations, and warranties made by the Company and the Dealer to one another.
Cautionary Statement Regarding Forward-Looking Statements
This report contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation, statements regarding the Company’s initial payment to the Dealer under the ASR Agreement, the initial delivery of shares under the ASR Agreement, and the expected completion and completion date of the ASR. The words “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of the Company’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from any future results, performance, or achievements. With respect to the proposed ASR transaction, the Company’s ability to execute such a transaction and take advantage of such opportunities are subject to risks and uncertainties, including developments or changes in economic or market conditions, developments or changes in the securities markets, fluctuations in the trading volume and market price of the Company’s common stock, the effects of the COVID-19 pandemic on the Company’s business and the economy generally, and other factors identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as updated by the Company’s other filings with the Securities and Exchange Commission. The foregoing list of risks and uncertainties is illustrative but is not exhaustive. Additional information will also be set forth in the Company’s future quarterly reports on Form 10-Q, annual reports on Form 10-K, and other filings that it makes with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. We undertake no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTUITIVE SURGICAL, INC.

Date: October 25, 2022	By:	/s/ JAMIE E. SAMATH
Name: Jamie E. Samath
Title: Senior Vice President and Chief Financial Officer